UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 14, 2014

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

O’Hara House, 3 Bermudiana Road, Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the special general meeting of Central European Media Enterprises Ltd. (the “Company”) held on April 14, 2014 the following matters were submitted to a vote of shareholders and received the following votes:

Proposal 1 – Bye-law and Memorandum amendment: The proposal to amend the Company’s Bye-laws and the condition of its Memorandum to increase the authorized share capital of the Company from $25.6 million to $36.8 million by increasing the number of authorized shares of Class A Common Stock from 300,000,000 shares to 440,000,000 shares was approved.

For	Against	Abstain	Broker non-votes
103,788,836	336,802	330	0

Proposal 2 – Rights and warrants issuance: The proposal for the Company to (a) issue non-transferable rights (the “Rights Offering”) to the shareholders of record as of the Rights Offering record date; and to (b) issue to Time Warner Media Holdings B.V. (i) a warrant exercisable for 30,000,000 shares of Class A Common Stock, subject to adjustment in accordance with the terms thereof and (ii) warrants exercisable for up to 84,000,000 shares of Class A Common Stock, subject to adjustment in accordance with the terms thereof, was approved.

For	Against	Abstain	Broker non-votes
103,792,854	332,684	430	0

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: April 14, 2014	/s/ David Sturgeon
David Sturgeon Acting Chief Financial Officer